EXHIBIT 99.1

Clearfield Reports Fourth Quarter and Full Year Fiscal 2026 Results

  Fiscal 2026 net sales from continuing operations of $151.9 million; Gross margin of 32.0%; Net income from continuing operations per diluted share of $0.16
  Sales order backlog increased 75% to $43.3 million as of the end of fiscal 2026, compared to $24.7 million as of the end of the prior fiscal year
  Began shipments against the previously announced $22 million data center order, marking a significant milestone in the expansion of our data center business
  Expects full year fiscal 2027 revenue of $195 million to $205 million, representing just over 30% growth from fiscal year 2026 revenue at the midpoint of guidance

MINNEAPOLIS, Nov. 10, 2026 (GLOBE NEWSWIRE) -- Clearfield, Inc. (NASDAQ: CLFD), a leader in fiber connectivity solutions for telecom, data center, and network infrastructure environments, reported results for the fiscal fourth quarter and full year 2026. Additional commentary is provided in a letter to shareholders available in the Investor Relations section of the Company’s website.

Fiscal Q4 2026 Financial Summary
(in millions, except per share data and percentages)	Q4 2026	vs. Q4 2025	Change ($)	Change (%)
Net Sales from Continuing Operations	$39.3	$41.1	$(1.7)	-4%

Gross Profit ($) from Continuing Operations	$12.1	$14.2	$(2.2)	-15%
Gross Profit (%) from Continuing Operations	30.7%	34.6%	-4.0%	-11%

(Loss) Income from Operations from Continuing Operations	$(1.0)	$1.0	$(2.0)	-210%
Income Tax Expense from Continuing Operations	$0.5	$0.8	$(0.3)	-40%

Net (Loss) Income from Continuing Operations	$(0.1)	$1.8	$(1.9)	-104%
Net Income (Loss) per Diluted Share from Continuing Operations	$0.00	$0.13	$(0.13)	-100%

Net Income (Loss) from Discontinued Operations, net of tax	$0.00	$(0.5)	$0.5	100%
Income (Loss) from Impairment of Discontinued Operations, net of tax	$0.00	$(10.4)	$10.4	100%
Net Income (Loss) per Diluted Share from Discontinued Operations	$0.00	$(0.78)	$0.78	100%

Consolidated Net Income (Loss) Per Diluted Share	$0.00	$(0.65)	$0.65	100%

Fiscal Q4 YTD 2026 Financial Summary
(in millions, except per share data and percentages)	YTD Q4 2026	vs. YTD Q4 2025	Change ($)	Change (%)
Net Sales from Continuing Operations	$151.9	$150.1	$1.8	1%

Gross Profit ($) from Continuing Operations	$48.6	$50.5	$(2.0)	-4%
Gross Profit (%) from Continuing Operations	32.0%	33.7%	-1.7%	-5%

(Loss) Income from Operations from Continuing Operations	$(2.4)	$2.1	$(4.5)	-212%
Income Tax Expense from Continuing Operations	$1.2	$2.4	$(1.1)	-48%

Net Income from Continuing Operations	$2.1	$6.3	$(4.2)	-66%
Net Income per Diluted Share from Continuing Operations	$0.16	$0.45	$(0.29)	-64%

Net Loss from Discontinued Operations, net of tax	$(0.3)	$(3.9)	$3.6	91%
Income (Loss) from Impairment of Discontinued Operations, net of tax	$0.00	$(10.4)	$10.4	100%
Net Loss per Diluted Share from Discontinued Operations	$(0.02)	$(1.03)	$1.01	98%

Consolidated Net Income (Loss) per Diluted Share	$0.14	$(0.58)	$0.72	124%

Management Commentary

“Fiscal 2026 represented a pivotal transition year for Clearfield.  We continued serving our established broadband customers while expanding our fiber management expertise to the rapidly growing AI infrastructure market.  This last quarter, we have seen a positive sign in the Broadband market as Clearfield announced shipments to one of the first BEAD funded deployments here in Minnesota as well as the beginning of shipments to our first significant data center customer site.  We believe this demonstrates the work that has been accomplished to date and the significant growth we see in front of us,” said Cheri Beranek, President and Chief Executive Officer. “Since co-founding Clearfield in 2008, it has been a privilege to help build the Company alongside our dedicated team. As previously announced, I plan to retire effective March 31, 2027, or earlier upon the appointment of my successor. I will continue as President and CEO Emeritus to support the transition. I am proud of what we have accomplished and confident in Clearfield’s next phase of growth under new leadership.”

“Over the past three fiscal years, we have strengthened our financial position through disciplined balance sheet management, including strong cash generation and thoughtful capital allocation. During that period, we generated approximately $41 million in cumulative free cash flow and returned $65 million to shareholders through share repurchases. With $157 million in cash and investments and no debt, we have the flexibility to invest in our business and expand our addressable markets,” said Dan Herzog, Chief Financial Officer. "We are excited about the growth opportunities ahead in fiscal 2027, with revenue expected to be in the range of $195 million to $205 million, supported by an anticipated gradual recovery in broadband demand and the expected ramp-up of our data center business.”

Financial Results for the Three Months Ended September 30, 2026
Net sales from continuing operations for the fourth quarter of fiscal 2026 were $39.3 million, compared to $41.1 million in the prior year quarter.

As of September 30, 2026, order backlog (defined as purchase orders received but not yet fulfilled) was $43.3 million, an increase of $22.3 million, or 106%, compared to $21.0 million as of June 30, 2026, and an increase of $18.6 million, or 75%, from September 30, 2025.

Gross profit margin from continuing operations in the fourth quarter was 30.7%, compared with 34.6% in the prior year quarter and 31.8% in the third quarter.

Operating expenses from continuing operations for the fourth quarter of fiscal 2026 decreased to $13.1 million, or 33.3% of net sales, from $13.3 million, or 32.3% of net sales, in the same year-ago quarter.

Net loss from continuing operations for the fourth quarter of fiscal 2026 totaled $73,000, or $0.00 per diluted share, compared to net income of $1.8 million, or $0.13 per diluted share, in the same year-ago quarter. The Company repurchased approximately 60,000 shares for $1.8 million during the 3-month period ended September 30, 2026. There is approximately $13.2 million remaining for future repurchases as of September 30, 2026.

Financial Results for the Year Ended September 30, 2026
Net sales from continuing operations were $151.9 million, compared to $150.1 million in fiscal year 2025. Performance for the quarter and full year reflected growth in the Large Regional segment, partly offset by softness in the MSO market.

Gross margin from continuing operations decreased from 33.7% in fiscal year 2025 to 32.0%. Gross profit margin for the fourth quarter and full year of fiscal 2026 was affected by higher product costs absorbed compared to prior periods, particularly in the latter part of the fiscal year.

Operating expenses from continuing operations for fiscal 2026 were $50.9 million, up 5% from $48.4 million in fiscal year 2025. As a percentage of net sales, operating expenses increased to 33.5%, from 32.3% in fiscal 2025.

Net income from continuing operations for fiscal 2026 was $2.1 million, down from $6.3 million in fiscal 2025. Earnings per diluted share from continuing operations decreased to $0.16 in fiscal 2026 from $0.45 per diluted share in fiscal 2025.

Outlook
For fiscal 2027, we expect net sales to be in the range of $195 million to $205 million, and net income per share to a range of $0.25 to $0.46. For the first quarter of fiscal 2027, we expect net sales in the range of $48 million to $52 million, operating expenses as a percentage of net sales to remain consistent with the fourth quarter of fiscal 2026, and net income (loss) per share in the range of $(0.06) to $0.03.

The net income (loss) per share ranges are based on the number of shares outstanding at the end of the fourth quarter of fiscal 2026 and do not reflect the impact of any potential additional share repurchases completed in fiscal 2027. Our guidance also reflects our current expectations regarding the current data center environment and potential supply chain constraints of optical fiber, cable and connectors mentioned in our previous letters to shareholders, as well as our current understanding of the impact of the evolving tariff situation, both which could contribute to uncertainty in our business and in the macroeconomic environment.

Conference Call
Management will hold a conference call today, November 10, 2026, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) to discuss these results and provide an update on business conditions.

Clearfield’s President and Chief Executive Officer, Cheri Beranek, and Chief Financial Officer, Dan Herzog, will host the presentation, followed by a question-and-answer period.

U.S. dial-in: 1-844-501-2063
International dial-in: 1-412-365-5136
Conference ID: 10212806

The live webcast of the call can be accessed at the Clearfield Investor Relations website along with the company's earnings press release and presentation.

A replay of the call will be available after 8:00 p.m. Eastern Time on the same day through November 24, 2026, while an archived version of the webcast will be available on the Investor Relations website for 90 days.

U.S. replay dial-in: 1-844-512-2921
International replay dial-in: 1-412-317-6671
Replay ID: 10212806

About Clearfield, Inc.
Clearfield, Inc. (NASDAQ: CLFD) designs, manufactures, and distributes fiber optic management, protection, and delivery solutions that enable high-performance connectivity across a wide range of markets, helping to close the digital divide. Clearfield’s labor lite, craft-friendly platform is leveraged by community broadband providers, MSOs, incumbent service providers, ISPs, data centers, wireless providers, IoT networks, the military, municipalities, and cooperatives to connect homes, businesses and critical infrastructure faster and more efficiently. Headquartered in Minneapolis, MN, Clearfield deploys more than a million fiber ports each year. For more information, visit www.SeeClearfield.com.

Cautionary Statement Regarding Forward-Looking Information

Forward-looking statements contained herein and in any related presentation or in the related Earnings Presentation are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Words such as “may,” “plan,” “expect,” “aim,” “believe,” “project,” “target,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” “outlook,” or “continue” or comparable terminology are intended to identify forward-looking statements. Such forward looking statements include, for example, statements about the Company’s future revenue and operating performance, the development and marketing of new products, the impact of recent trade policy changes, including new and increased tariffs, retaliatory tariffs, trade disputes, and market and economic reactions to such changes, expected customer ordering patterns and future supply agreements with customers, expectations regarding the impact on our business of M&A activity among our customers, anticipated shipping on backlog and future lead times, future availability of components and materials from the Company’s supply chain, compliance with Build America Buy America (BABA) Act requirements, the impact of the Broadband Equity, Access, and Deployment (BEAD) Program, Rural Digital Opportunity Fund (RDOF) or other government programs on the demand for the Company’s products or timing of customer orders, the Company’s ability to match capacity to meet demand, expansion into new markets and trends in and growth of the FTTx markets, market segments or customer purchases, and other statements that are not historical facts. These statements are based upon the Company's current expectations and judgments about future developments in the Company's business. Certain important factors could have a material impact on the Company's performance, including, without limitation: we depend on the availability of sufficient supply of certain materials and global disruptions in the supply chain for these materials could prevent us from meeting customer demand for our products; we rely on single-source suppliers, which could cause delays, increase costs or prevent us from completing customer orders; changes in trade policy in the U.S. and other countries may adversely affect our business and results of operations; inflationary price pressures and uncertain availability of components, raw materials, labor and logistics used by us and our suppliers could negatively impact our profitability; a significant percentage of our sales in the last three fiscal years have been made to a small number of customers, and the loss of these major customers could adversely affect us; further consolidation among our customers may result in the loss of some customers and may reduce sales during the pendency of business combinations and related integration activities; our business is dependent on interdependent management information systems; we may be subject to risks associated with acquisitions, and the risks could adversely affect future operating results; adverse global economic conditions and geopolitical issues could have a negative effect on our business, and results of operations and financial condition; product defects or the failure of our products to meet specifications could cause us to lose customers and sales or to incur unexpected expenses; we are dependent on key personnel; cyber-security incidents, including ransomware, data breaches or computer viruses, could disrupt our business operations, damage our reputation, result in increased expense, and potentially lead to legal proceedings; natural disasters, extreme weather conditions or other catastrophic events could negatively affect our business, financial condition, and operating results; to compete effectively, we must continually improve existing products and introduce new products that achieve market acceptance; our business is dependent upon capital spending by broadband service providers, and any delay, reduction or cancellation in capital spending by broadband service providers could adversely affect our business; if the telecommunications market does not continue to expand, our business may not grow as fast as we expect, which could adversely impact our business, financial condition and operating results; changes in U.S. government funding programs may cause our customers and prospective customers to delay, reduce, or accelerate purchases, leading to unpredictable and irregular purchase cycles; intense competition in our industry may result in price reductions, lower gross profits and loss of market share; our success depends upon adequate protection of our patent and intellectual property rights; we face risks associated with expanding our sales outside of the United States; our operating results may fluctuate significantly from quarter to quarter, which may make budgeting for expenses difficult and may negatively affect the market price of our common stock; our stock price has been volatile historically and may continue to be volatile - the price of our common stock may fluctuate significantly; anti-takeover provisions in our organizational documents, Minnesota law and other agreements could prevent or delay a change in control of our Company; and other factors set forth in Part I, Item IA. Risk Factors of Clearfield's Annual Report on Form 10-K for the year ended September 30, 2025 as well as other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements to reflect actual events unless required by law.

Investor Relations Contact:
Greg McNiff
The Blueshirt Group
773-485-7191
clearfield@blueshirtgroup.com

CLEARFIELD, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,
	2026	2025	2026	2025

Net sales	$39,343	$41,060	$151,939	$150,134

Cost of sales	27,278	26,835	103,381	99,597

Gross profit	12,065	14,225	48,558	50,537

Operating expenses
Selling, general and administrative	13,114	13,271	50,929	48,419
(Loss) income from continuing operations	(1,049)	954	(2,371)	2,118

Net investment income	1,452	1,629	5,726	6,549

Income (loss) from continuing operations before income taxes	403	2,583	3,355	8,667

Income tax expense (benefit)	476	794	1,233	2,357
Income (loss) from continuing operations, net of tax	(73)	1,789	2,122	6,310

Loss from discontinued operations, net of tax	-	(453)	(337)	(3,947)
Loss from impairment of discontinued operations, net of tax	-	(10,413)	-	(10,413)

Net income (loss)	$(73)	$(9,077)	$1,785	$(8,050)

Income (loss) per share
Basic
Continuing operations	$0.00	$0.13	$0.16	$0.45
Discontinued operations	-	(0.78)	(0.02)	(1.03)
Basic income (loss) per share	$0.00	$(0.65)	$0.14	$(0.58)

Diluted
Continuing operations	$0.00	$0.13	$0.16	$0.45
Discontinued operations	-	(0.78)	(0.02)	(1.03)
Diluted income (loss) per share	$0.00	$(0.65)	$0.14	$(0.58)

Weighted average shares outstanding:
Basic	13,572,702	13,816,449	13,676,450	13,989,489
Diluted	13,572,702	13,816,449	13,676,450	13,989,489

CLEARFIELD, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	September 30, 2026	September 30, 2025
Assets
Current assets
Cash and cash equivalents	$29,295	$21,493
Short-term investments	79,048	84,484
Accounts receivables, net	20,435	17,991
Inventories, net	37,930	42,031
Prepaid and other current assets	11,017	11,152
Current assets held for sale	-	21,337
Total current assets	177,725	198,488
Property, plant and equipment, net	8,925	9,682
Long-term investments	49,087	59,822
Goodwill	4,709	4,709
Intangible assets, net	7,506	9,353
Right-of-use lease assets	9,283	8,420
Deferred tax asset	9,624	10,263
Other non-current assets	445	608
Non-current assets held for sale	-	4,828
Total assets	$267,304	$306,173

Liabilities and Shareholders’ Equity
Current liabilities
Current portion of lease liability	$2,816	$2,823
Accounts payable	6,924	7,028
Accrued compensation	4,823	6,598
Accrued expenses	1,241	2,197
Current liabilities held for sale	-	17,957
Total current liabilities	15,804	36,603
Other liabilities
Long-term portion of lease liability	6,783	5,934
Non-current liabilities held for sale	-	7,473
Total liabilities	22,587	50,010

Shareholders’ equity
Preferred stock, $0.01 par value; 500,000 shares; no shares
issued or outstanding	-	-
Common stock, authorized 50,000,000, $0.01 par value;
13,537,530 and 13,839,675 shares issued and outstanding
as of September 30, 2026 and September 30, 2025, respectively	135	138
Additional paid-in capital	136,588	147,382
Accumulated other comprehensive (loss) income	(703)	1,731
Retained earnings	108,697	106,912
Total shareholders’ equity	244,717	256,163
Total Liabilities and Shareholders’ Equity	$267,304	$306,173

CLEARFIELD, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN THOUSANDS)

	Year Ended
	September 30,	September 30,
	2026	2025
Cash flows from operating activities (continuing)
Net income (loss)	$1,785	$(8,050)
Loss from discontinued operations, net of tax	337	3,947
Loss from impairment of discontinued operations, net of tax	-	10,413
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,288	6,121
(Gain) loss on sale of assets	-	(284)
Amortization of premium and discount on investments, net	(311)	(1,777)
Deferred taxes	842	(4,244)
Stock-based compensation	4,649	4,597
Changes in operating assets and liabilities:
Accounts receivable	(2,444)	(3,548)
Inventories, net	4,101	13,643
Other assets	211	173
Accounts payable and accrued expenses	(2,837)	5,562
Net cash provided by operating activities (continuing)	12,621	26,553

Cash flows from investing activities (continuing)
Purchases of property, plant and equipment and intangible assets	(3,597)	(4,743)
Proceeds from sale of property and equipment	-	903
Purchases of investments	(85,640)	(119,074)
Proceeds from maturities of investments	101,158	115,866
Cash paid on disposal of business	(1,012)	-
Net cash provided by (used in) investing activities (continuing)	10,909	(7,048)

Cash flows from financing activities (continuing)
Proceeds from issuance of common stock under employee stock purchase plan	513	595
Repurchase of shares for payment of withholding taxes for vested restricted stock grants	(1,019)	(494)
Withholding related to exercise of stock options	(142)	(689)
Issuance of stock under equity compensation plans	-	-
Repurchase of common stock	(15,293)	(16,653)
Net cash used in financing activities (continuing)	(15,941)	(17,241)

Cash flows from discontinued operations
Net cash provided by operating activities	1,380	2,897
Net cash used in investing activities	-	(1,796)
Net cash (used in) provided by financing activities	(1,196)	3,000
Net cash provided by (used in) discontinued operations	184	4,101

Effect of exchange rates on cash and cash equivalents	(13)	(97)
Net increase (decrease) in cash and cash equivalents	7,760	6,268
Change in cash held for sale	42	1,077
Cash and cash equivalents, beginning of period	21,493	14,148
Cash and cash equivalents, end of period	$29,295	$21,493
Supplemental disclosures for cash flow information
Cash (refunded) paid for income taxes, net	$(1,463)	$1,670
Right of use assets obtained through lease liabilities	$3,553	$-
Non-cash financing activities
Cashless exercise of stock options	$2,666	$2,533